Exhibit 10.2

Doc. #: 201-4975

Type: MTG                                                                    Pages 20

Date: 07/26/2010                                        Time: 01:22 PM

R: $100 — Tf: $0.00 — M: $1.00 0 Tc: $3 — N: $0

Pymt: Check

Colleen Pearce, Cerro Gordo County Recorder

Prepared by, and after recording, return to: Melanie N. Ferguson CoBank, ACB P.O. Box 5110 Denver, CO 80217 Attention: Collateral Department Phone: 800-542-8072	Taxpayer: Golden Grain Energy, LLC 1822 43rd St. SW Mason City, IA 50401 Legal Description: See Exhibit A, pg. 17

REAL ESTATE MORTGAGE

Made By

GOLDEN GRAIN ENERGY, LLC

as Mortgagor

in favor of

FARM CREDIT SERVICES OF AMERICA, FLCA

and
FARM CREDIT SERVICES OF AMERICA, PCA

as Mortgagees

Dated as of July 21, 2010

THIS INSTRUMENT CONSTITUTES A MORTGAGE COVERING REAL PROPERTY AND FIXTURES AND IS TO BE CROSS INDEXED IN ALL INDICES IN WHICH ARE RECORDED LIENS, MORTGAGES, OR OTHER ENCUMBRANCES AGAINST REAL PROPERTY AND FIXTURES, INCLUDING THE MORTGAGE INDEX AND THE UCC INDEX.

THIS INSTRUMENT CONSTITUTES A LIEN ON ALL AFTER ACQUIRED PROPERTY OF THE MORTGAGOR.

NOTICE: THIS MORTGAGE SECURES CREDIT IN THE AMOUNT OF $70,000,000.00. LOANS AND ADVANCES UP TO THIS AMOUNT, TOGETHER WITH INTEREST, ARE SENIOR TO INDEBTEDNESS TO OTHER CREDITORS UNDER SUBSEQUENTLY RECORDED OR FILED MORTGAGES AND LIENS.

THIS REAL ESTATE MORTGAGE, dated as of July 21, 2010 is made by GOLDEN GRAIN ENERGY, LLC (hereinafter called the “Mortgagor”), a limited liability company existing under the laws of the State of Iowa, in favor FARM CREDIT SERVICES OF AMERICA, FLCA and FARM CREDIT SERVICES OF AMERICA, PCA (hereinafter collectively called the “Mortgagee”), a federally chartered instrumentality of the United States.

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Mortgage, the following terms shall have the meanings specified in this Section 1.01, unless the context clearly requires otherwise. The terms defined herein include the plural as well as the singular. Accounting terms used in this Mortgage but not otherwise defined herein shall have the meanings they have under GAAP.

Credit Agreements shall mean all agreements, instruments and documents between the Mortgagor and the Mortgagee or executed by the Mortgagor in favor of the Mortgagee which evidence or relate to the Obligations, whether now existing or hereafter entered into, and all amendments, supplements and restatements thereof.

Environmental Law shall have the meaning specified in Section 3.13.

Event of Default shall have the meaning specified in Section 4.01.

GAAP shall mean generally accepted accounting principles as established by the American Institute of Certified Public Accountants.

Hazardous Materials shall have the meaning specified in Section 3.13.

Lien shall mean any statutory or common law consensual or non-consensual mortgage, pledge, grant, security title or interest, lien, encumbrance or charge of any kind against property, including, without limitation, any conditional sale or other title retention transaction, and any lease transaction in the nature of a security interest.

Maximum Debt Limit shall mean $70,000,000.00 at any one time outstanding.

Mortgage shall mean this Real Estate Mortgage, as it may be amended or supplemented from time to time.

Mortgaged Property shall have the meaning specified in Section 2.01.

Mortgagee shall mean Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA.

Obligations shall mean all indebtedness and other obligations of the Mortgagor to the Mortgagee of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, indebtedness under all loans, advances and other extensions of credit made to or for the account of the Mortgagor, including without limitation the promissory note(s) that are more particularly identified on Exhibit “B” hereto, and all covenants, agreements and provisions contained in this Mortgage and in any of the Credit Agreements.

Permitted Encumbrances shall mean:

(i)                                          as to the property specifically described in Exhibit “A” hereto, the restrictions, exceptions, reservations, conditions, limitations, interests and other matters which are set forth or referred to in such descriptions; and

(ii)                                       as to all Mortgaged Property, any Lien permitted under the Credit Agreements.

Potential Default shall mean the occurrence of any event which with the giving of notice and/or the passage of time and/or the occurrence of any other condition would ripen into an Event of Default.

ARTICLE II.

GRANTING CLAUSES

Section 2.01. Granting Clauses. In order to secure the repayment of the Obligations, whether such Obligations are made pursuant to a commitment, made at the option of the Mortgagee, made after a reduction to zero or other balance, or made otherwise, up to the Maximum Debt Limit, and to declare the terms and conditions upon which the Obligations are to be secured, the Mortgagor, in consideration of the premises, does hereby grant, bargain, sell, alienate, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Mortgagee, and its respective assigns the following (all of which are hereinafter collectively called the “Mortgaged Property”):

All right, title and interest of the Mortgagor in and to those fee and leasehold estates in real property described in Exhibit “A” hereto, subject in each case to those matters set forth in such Exhibit, together with all buildings, improvements, fixed assets, personalty and fixtures now or in the future annexed, affixed or attached to said real property or said buildings, improvements or structures located thereon; and

All right, title and interest of the Mortgagor in, to and under any and all grants, privileges, rights of way, easements and other similar interest now owned, held, leased, enjoyed or exercised, or which may hereafter be owned, held, leased, acquired, enjoyed or exercised, by the Mortgagor for the purposes of, or in connection with the real property described in Exhibit “A” hereto or, the construction, acquisition, ownership, use or operation by or on behalf of the Mortgagor of all buildings and improvements located on the property encumbered hereby, wherever located.

TOGETHER WITH all tenements, hereditaments and appurtenances belonging or otherwise pertaining to the aforesaid property or any part thereof, with all reversions, remainders, rents, income, revenues, profits, cash, proceeds, products and benefits at any time derived, received or had from any or all of the above-described property of the Mortgagor and all deposits or other accounts into which the same may be deposited.

TO HAVE AND TO HOLD the Mortgaged Property unto the Mortgagee and its respective assigns forever, to secure the payment and performance of the Obligations, including, without limitation, the due performance of the covenants, agreements and provisions herein contained, and for the uses and purposes and upon the terms, conditions, provisos and agreements hereinafter expressed and declared.

ARTICLE III.

PARTICULAR REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE MORTGAGOR

The Mortgagor represents, warrants and, except as otherwise permitted by the Mortgagee, covenants with the Mortgagee as follows:

Section 3.01. Authority to Execute and Deliver this Mortgage; All Action Taken; Enforceable Obligations. The Mortgagor is authorized under its articles of organization and operating agreement or other applicable organizational documents and all applicable laws and by limited liability company or organizational action to execute and deliver this Mortgage; and this Mortgage is, and any amendment, supplement or restatement of this Mortgage, when executed and delivered will be, the legal, valid and binding obligations of the Mortgagor which are enforceable in accordance with their respective terms.

Section 3.02. Authority to Mortgage Property; No Liens; Exception for Permitted Encumbrances; Mortgagor to Defend Title and Remove Liens. The Mortgagor has good and marketable title to all fee and leasehold estates in real property and good, right and lawful authority to mortgage the Mortgaged Property for the purposes herein expressed. The Mortgaged Property is free and clear of any Lien affecting the title thereto, except Permitted Encumbrances. The Mortgagor will, so long as any of the Obligations shall remain unpaid, maintain and preserve the Lien of this Mortgage superior to all other Liens, other than Permitted Encumbrances, and will forever warrant and defend the title to the Mortgaged Property against any and all claims and demands.

Section 3.03. No Encumbrances on Mortgaged Property. Except as otherwise set forth herein or in the Credit Agreement, the Mortgagor will not create, incur, suffer or permit to exist any Lien on any of the Mortgaged Property, except for Permitted Encumbrances. Except for claims giving rise to Permitted Encumbrances, the Mortgagor will promptly pay or discharge any and all obligations for or on account of which any such Lien might exist.

Section 3.04. Sale or Transfer of Mortgaged Property. The Mortgagor shall not sell, lease or transfer any of the Mortgaged Property to any person or entity except as permitted in the Credit Agreements.

Section 3.05. Payment of Obligations. The Mortgagor will duly and punctually pay all amounts due under the Obligations, at the dates and places and in the manner provided in all Credit Agreements, and all other sums becoming due hereunder.

Section 3.06. Preservation of Franchises and Compliance with Laws. The Mortgagor will take or cause to be taken all such action as may from time to time be necessary to obtain, preserve and renew all franchises, rights of way, easements, permits, and licenses now or hereafter granted or upon it conferred necessary to the operations of the Mortgagor, and will comply in all material respects with all laws, ordinances, regulations, and requirements applicable to it or the Mortgaged Property.

Section 3.07. Maintenance of Mortgaged Property. The Mortgagor will at all times maintain and preserve the Mortgaged Property and each and every material part and parcel thereof in good repair, working order and condition, ordinary wear and tear excepted, and in material compliance with all applicable laws, ordinances, regulations, and requirements, and will from time to time make all needed and proper repairs, renewals, and replacements, and useful and proper alterations, additions, betterments and improvements, and will, subject to contingencies beyond its reasonable control, at all times keep its plant and properties in continuous operating condition.

Section 3.08. Insurance; Restoration of Damaged Mortgaged Property. The Mortgagor will maintain insurance as required by the Credit Agreements. In the event of damage to or the destruction or loss of any portion of the Mortgaged Property, unless the Mortgagee shall otherwise agree, the Mortgagor shall replace or restore such damaged, destroyed or lost portion so that the Mortgaged Property shall be in substantially the same condition as it was in prior to such damage, destruction or loss. Provided no Potential Default or Event of Default then exists, the Mortgagee shall provide to the Mortgagor any insurance proceeds received by the Mortgagee upon such reasonable terms and conditions as the Mortgagee may require to ensure that such proceeds are used for the foregoing purpose and that such required replacement or restoration will be completed. The Mortgagor shall replace the lost portion of the Mortgaged Property or shall commence such restoration promptly after such damage, destruction or loss shall have occurred and shall complete such replacement or restoration as expeditiously as practicable, and shall pay or cause to be paid, out of the proceeds of such insurance or otherwise, all costs and expenses in connection therewith so that such replacement or restoration shall be so completed that the portion of the Mortgaged Property so replaced or restored shall be free and clear of all Liens, except for Permitted Encumbrances. At the request of the Mortgagee, the Mortgagor shall exercise such rights and remedies which it may have under any insurance policy or fidelity bond and which may be reasonably designated by the Mortgagee, and the Mortgagor hereby irrevocably appoints the Mortgagee as its agent to exercise such rights and remedies (if not carried out by Mortgagor) under any insurance policy or bond as the Mortgagee may choose, and the Mortgagor shall pay all reasonable costs and expenses incurred by the Mortgagee in connection with such exercise.

Section 3.09. Mortgagee Right to Expend Money to Protect Mortgaged Property. From time to time, the Mortgagee may, in its sole discretion, but shall not be obligated to, advance funds on behalf of the Mortgagor, in order to ensure compliance with any covenant or agreement of the Mortgagor made in or pursuant to this Mortgage or any of the Credit Agreements, to preserve or protect any right or interest of the Mortgagee in the Mortgaged Property or under or pursuant to this Mortgage or any of the Credit Agreements, including, without limitation, the payment of any insurance premiums or taxes and the satisfaction or discharge of any judgment or any Lien upon the Mortgaged Property or other property or assets of the Mortgagor (other than Permitted Encumbrances); provided, however, that the making of any such advance by the Mortgagee shall not constitute a waiver by the Mortgagee of any Event of Default with respect to which such advance is made nor excuse the Mortgagor from any performance required hereunder. The Mortgagor shall pay to the Mortgagee upon demand all such advances made by the Mortgagee with interest thereon at a rate equal at all times to 4% per annum above the Mortgagee’s “Agent Base Rate.” For purposes hereof, the Agent Base Rate shall mean the rate of interest established by the Mortgagee from time to time as its Agent Base Rate, which rate is intended by the Mortgagee to be a reference rate and not its lowest rate. All such advances and accrued interest shall be secured by this Mortgage.

Section 3.10. Further Assurances. Upon the request of the Mortgagee, the Mortgagor shall promptly do all acts and things, including the execution, acknowledgment and delivery of such amendments thereto and other instruments and documents as the Mortgagee may request, to enable the Mortgagee to perfect and maintain the Lien of this Mortgage and/or the Mortgagee’s rights and remedies hereunder. The Mortgagor shall notify the Mortgagee promptly upon the acquisition of any fee or leasehold estate in real property and, to the extent required under the Credit Agreement, shall execute and record such amendments or supplements to this Mortgage or other documents or instruments as are necessary or appropriate to subject such real property to the Lien of this Mortgage and shall deliver such executed and recorded amendments or supplements or other documents or instruments to the Mortgagee. In the event the Mortgagor fails to take any action required under this Section 3.10, the Mortgagee may take any such action and make, execute and record any such instruments and documents for and in the name of the Mortgagor, and the Mortgagor hereby irrevocably appoints the Mortgagee as its attorney-in-fact to take such actions, which appointment is coupled with an interest and irrevocable.

Section 3.11. Condemnation, Etc. In the event that the Mortgaged Property or any part thereof shall be taken under the power of eminent domain or like power, then, unless the Mortgagee otherwise consents, all proceeds and avails thereof shall be applied by the Mortgagor to the prepayment of the Obligations (such prepayments to be applied in such order and manner as the Mortgagee may, in its sole discretion, elect).

Section 3.12. Conflict with Mortgage Terms. The provisions of this Mortgage and the Credit Agreements shall be cumulative and not mutually exclusive, notwithstanding any inconsistencies.

Section 3.13. Environmental Representations, Warranties and Covenants. The Mortgagor makes the following representations, warranties and covenants, all of which are subject to any exceptions that the Mortgagor may have previously disclosed in writing to the Mortgagee, and which, to the extent that they deal with representations of fact, are based on the Mortgagor’s present knowledge, arrived at after reasonable inquiry.

(A) Use of the Mortgaged Property.

(1)                                  The Mortgagor shall: (a) use, handle, transport or store Hazardous Materials as defined under any Environmental Law (both as hereinafter defined); and (b) store or treat non-hazardous wastes: (i) in a good and prudent manner in the ordinary course of business; and (ii) in compliance with all applicable Environmental Laws.

(2)                                  The Mortgagor shall not conduct or allow to be conducted, in violation of any Environmental Law, any business, operations or activity on the Mortgaged Property, or, except in strict compliance with applicable law, employ or use the Mortgaged Property to generate, use, handle, manufacture, treat, store, process, transport or dispose of any Hazardous Materials, or any other substance which is prohibited, controlled or regulated under applicable law. The Mortgagor shall not use the Mortgaged Property in a way that poses a threat or nuisance to public safety, health or the environment, or cause or allow to be caused a known or suspected release of Hazardous Materials, on, under, or from the Mortgaged Property.

(3) The Mortgagor shall not do or permit any act or thing, business or operation that poses an unreasonable risk of harm, or impairs or may impair the value of the Mortgaged Property or any part thereof.

(B)                                                                                                                                Condition of the Mortgaged Property.

(1)                                  The Mortgagor shall take all appropriate response actions, including any removal and remedial actions, in the event of a release, emission, discharge or disposal of Hazardous Materials in, on, under, or about the Mortgaged Property, so as to remain in compliance with all Environmental Laws.

(2)                             All underground tanks, wells, septic tanks, ponds, pits, or any other storage tanks (whether currently in use or abandoned) on the Mortgaged Property, if any, are, as of the date hereof, maintained in compliance with all applicable Environmental Laws.

(C) Notice of Environmental Problems or Litigation. Neither the Mortgagor nor any of its tenants have given, nor were they required to give, nor have they received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (1) the Mortgagor and/or any tenants have violated, or are about to violate, any Environmental Law, judgment or order; (2) there has been a release, or there is a threat of release, of Hazardous Materials from the Mortgaged Property; (3) the Mortgagor and/or its tenants may be or are liable, in whole or in part, for the costs of cleaning up, remediating, removing or responding to a release or a threatened release of Hazardous Materials; or (4) the Mortgaged Property is subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Law arising from, or costs incurred by such governmental entity in response to, a release or a threatened release of a Hazardous Material. The Mortgagor further represents and warrants that no conditions currently exist or are currently reasonably foreseeable that would subject the Mortgagor to any such investigation, litigation, administrative enforcement or to any damages, penalties, injunctive relief, or cleanup costs under any Environmental Law. Upon receipt of any such notice, the Mortgagor and its tenants shall immediately provide a copy to the Mortgagee.

(D)                               Right of Inspection. The Mortgagor hereby grants, and will cause any tenants to grant, to the Mortgagee, its agents, attorneys, employees, consultants, contractors, successors and assigns, an irrevocable license and authorization, upon reasonable notice, to enter upon and inspect the Mortgaged Property and facilities thereon, and perform such tests, including without limitation, subsurface testing, soils and groundwater testing, and other tests which may physically invade the Mortgaged Property, as the Mortgagee, in its sole discretion, determines are necessary to protect its security interest; provided, however, such tests shall be carried out without the disruption of the business operations of Mortgagor, provided further however, that under no circumstances shall the Mortgagee be obligated to perform such inspections or tests.

(E)                                 Indemnity. The Mortgagor agrees to indemnify and hold the Mortgagee, its directors, employees, agents, and its successors and assigns, harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, judgments, administrative orders, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including without limitation attorney’s fees and expenses) arising directly or indirectly, in whole or in part, out of any failure of the Mortgagor to comply with the environmental representations, warranties, and covenants contained herein.

(F)                                 Continuation of Representations, Warranties, Covenants and Indemnities. The Mortgagor’s representations, warranties, covenants, and indemnities contained herein shall survive the occurrence of any event whatsoever, including, without limitation, the satisfaction of the Obligations secured hereby, the reconveyance or foreclosure of this Mortgage, the acceptance by the Mortgagee of a deed in lieu of foreclosure, or any transfer or abandonment of the Mortgaged Property.

(G)                               Corrective Action. In the event the Mortgagor is in breach of any of its representations, warranties or agreements as set forth above, then, without limiting the Mortgagee’s other rights hereunder, the Mortgagor, at its sole expense, shall take all actions required, including, without limitation, environmental cleanup of the Mortgaged Property, to comply with the representations, warranties, and covenants contained herein and with all applicable legal requirements and, in any event, shall take all actions deemed necessary under all applicable Environmental Laws.

(H)                               Hazardous Materials Defined. The term “Hazardous Materials” shall mean dangerous, toxic, or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Law.

(I)                                    Environmental Law Defined. The term “Environmental Law” shall mean any federal, state or local laws, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about the Mortgaged Property.

ARTICLE IV.

EVENTS OF DEFAULT AND
REMEDIES OF THE MORTGAGEE

Section 4.01. Events of Default. Each of the following shall be an “Event of Default”:

(A)                                   default shall be made in the payment of any amount due under any Obligation;

(B)                                     default shall be made in the due observance or performance of any of the covenants, conditions or agreements on the part of the Mortgagor, and, if such default shall be under Sections 3.06, 3.07, or 3.08 hereof, such default shall continue for a period of thirty (30) days after written notice specifying such default and requiring the same to be remedied shall have been given to the Mortgagor by the Mortgagee;

(C)                                any representation or warranty made by the Mortgagor herein, or in any certificate, instrument or document delivered hereunder, shall prove to be false or misleading in any material respect on or as of the date made;

(D)                               an “Event of Default” shall have occurred under any Credit Agreement or, in the event any Credit Agreement does not contain specified “Events of Default,” the Mortgagor shall breach or be in default of any Credit Agreement; and

(E) an event of damage, destruction or loss or a taking under the power of eminent domain or like power (or transfer in lieu of such taking) shall have had, in the judgment of the Mortgagee, a material adverse effect on the ability of the Mortgagor to pay or perform the Obligations.

Section 4.02. Acceleration of Maturity. If an Event of Default shall have occurred and be continuing, the Mortgagee may declare the Obligations to be due and payable immediately by a notice in writing to the Mortgagor, and upon such declaration, all Obligations shall become due and payable immediately, anything contained herein or in the Credit Agreements to the contrary notwithstanding.

Section 4.03. Remedies of the Mortgagee. If one or more Events of Default shall occur and be continuing, the Mortgagee (personally or by attorney), in its discretion, may:

(A)                              take immediate possession of the Mortgaged Property, collect and receive all credits, outstanding accounts and bills receivable of the Mortgagor and all rents, income, revenues, profits and proceeds pertaining to or arising from the Mortgaged Property, or any part thereof, whether then past due or accruing thereafter, and issue binding receipts therefor; and manage, control and operate the Mortgaged Property as fully as the Mortgagor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

(B)                                proceed to protect and enforce the rights of the Mortgagor and the rights of the Mortgagee by suits or actions in equity or at law in any court or courts of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein or in any Credit Agreement or in aid of the execution of any power herein granted or for the foreclosure hereof or hereunder or for the sale of the Mortgaged Property, or any part thereof, or to collect the debts hereby secured or for the enforcement of such other or additional appropriate legal or equitable remedies as may be deemed necessary or advisable to protect and enforce the rights and remedies herein granted or conferred, and in the event of the institution of any such action or suit, the Mortgagee shall have the right to have appointed a receiver of the Mortgaged

Property and of all rents, income, revenues, profits and proceeds pertaining thereto or arising therefrom, whether then past due or accruing after the appointment of such receiver, derived, received or had from the time of the commencement of such suit or action, and such receiver shall have all the usual powers and duties of receivers in like and similar cases, to the fullest extent permitted by law, and if application shall be made for the appointment of a receiver, the Mortgagor hereby expressly consents that the court to which such application shall be made may make said appointment ex parte;

(C)                                     sell or cause to be sold all of the Mortgaged Property or any part thereof, and all right, title, interest, claim and demand of the Mortgagor therein or thereto, at public auction or sheriff’s sale at such place in any county in which the property to be sold, or any part thereof, is located, at such time, upon such notice, and upon such terms as required by applicable law and as may be specified in a notice of sale, which shall state the time when and the place where the sale is to be held, shall contain a brief description of the property to be sold, and shall be given by mailing a copy thereof to the Mortgagor at least fifteen (15) days prior to the date fixed for such sale and by publishing the same once in each week for two successive calendar weeks prior to the date of such sale in a newspaper of general circulation published in said county or, if no such newspaper is published in such county, in a newspaper of general circulation in such county, the first such publication to be not less than fifteen (15) days nor more than thirty (30) days prior to the date fixed for such sale. Any sale to be made under this Section 4.03(C) may be adjourned from time to time by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and without further notice or publication the sale may be had at the time and place to which the same shall be adjourned. Notwithstanding the foregoing, in the event another or different notice of sale or another or different manner of conducting the same shall be required by law, the notice of sale shall be given or the sale be conducted, as the case may be, in accordance with the applicable provisions of law. The costs and expenses incurred by the Mortgagee (including, but not limited to, receiver’s fees, counsel fees, cost of advertisement and agents’ compensation) in the exercise of any of the remedies provided in this Mortgage shall be secured by this Mortgage; and

(D)                                    it is agreed that if this Mortgage covers less than ten (10) acres of land, and in the event of the foreclosure of this Mortgage and sale of the property by sheriff’s sale in such foreclosure proceedings, the time of one year for redemption from said sale provided by the statutes of the State of Iowa shall be reduced to six (6) months provided the Mortgagee, in such action files an election to waive any deficiency judgment against Mortgagors which may arise out of the foreclosure proceedings; all to be consistent with the provisions of Chapter 628 of the Iowa Code. If the redemption period is so reduced, for the first three (3) months after sale such right of redemption shall be exclusive to the Mortgagee, and the time periods in Sections 628.5, 628.15, and 628.16 of the Iowa Code shall be reduced to four (4) months.

It is further agreed that the period of redemption after a foreclosure of this Mortgage shall be reduced to sixty (60) days if all of the three following contingencies develop: (1) The real estate is less than ten (10) acres in size; (2) the Court finds affirmatively that the said real estate has been abandoned by the owners and those persons personally liable under this Mortgage at the time of such foreclosure; and (3) Mortgagee in such action files an election to waive any deficiency judgment against Mortgagor or its successor in interest in such action. If the redemption period is so reduced, Mortgagor or its successor in interest or the owner shall have the exclusive right to redeem for the first thirty (30) days after such sale, and the time provided for redemption by creditors as provided in Sections 628.5, 628.15, and 628.16 of the Iowa Code shall be reduced to forty (40) days. Entry of appearance by pleading or docket entry by or on behalf of Mortgagor shall be a presumption that the property is not abandoned. Any such redemption period shall be consistent with all of the provisions of Chapter 628 of the Iowa Code. This paragraph shall not be construed to limit or otherwise affect any other redemption provisions contained in Chapter 628 of the Iowa Code.

Section 4.04. Application of Proceeds from Remedial Actions. Any proceeds or funds arising from the exercise of any rights or the enforcement of any remedies herein provided after the payment or provision for the payment of any and all costs and expenses in connection with the exercise of such rights or the enforcement of such remedies shall be applied to the Obligations in such order and manner as the Mortgagee shall elect in its sole discretion, and the balance, if any, shall be paid to Mortgagor or as otherwise required by applicable law.

Section 4.05. Remedies Cumulative; No Election. Every right or remedy herein conferred upon or reserved to the Mortgagee shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Credit Agreement or now or hereafter existing at law, or in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

Section 4.06. Waiver of Appraisement Rights. To the extent allowed by applicable law, the Mortgagor, for itself and all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatever claim, or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption laws now or hereafter in force in any locality where any of the Mortgaged Property may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Mortgage, or the sale of the Mortgaged Property, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser or purchasers thereat, and the Mortgagor, for itself and all who may claim through or under it, hereby waives the benefit of all such laws to the extent such waiver is allowed by applicable law.

ARTICLE V.

POSSESSION UNTIL DEFAULT; SATISFACTION

Section 5.01. Possession Until Default. Until one or more Events of Default shall have occurred, the Mortgagor shall be permitted to retain actual possession of the Mortgaged Property,

and to manage, operate and use the same and any part thereof, with the rights and franchises appertaining thereto, including, without limitation, to collect, receive, take, use and enjoy the rents, revenues, issues, earnings, income, products, profits and proceeds thereof or therefrom, subject to the provisions of this Mortgage.

Section 5.02. Satisfaction. If the Mortgagor shall pay or cause to be paid the Obligations at the times and in the manner provided in the Credit Agreements, and shall also pay or cause to be paid all other sums payable by the Mortgagor hereunder, and shall keep and perform all covenants herein and in all Credit Agreements required to be kept and performed by it, and there are no further obligations to make advances to the Mortgagor under any of the Credit Agreements, then and in that case, all property, rights and interest hereby conveyed or assigned or pledged shall, upon the written request of the Mortgagor, revert to the Mortgagor and the estate, right, title and interest of the Mortgagee shall thereupon cease, determine and become void, and the Mortgagee, in such case, at the Mortgagee’s cost and expense, shall enter satisfaction of this Mortgage upon the record.

ARTICLE VI.

MISCELLANEOUS

Section 6.01. Property Deemed Real Property. It is hereby declared to be the intention of the Mortgagor that all the Mortgaged Property, including, without limitation, all rights of way and easements granted or given to the Mortgagor or obtained by it to use real property in connection with the construction, acquisition, ownership, use or operation of the buildings or improvements located on the real property encumbered hereby, and all other property physically attached to any of the foregoing, including fixtures now or in the future attached to any of the foregoing, shall be deemed to be real property.

Section 6.02. Mortgage to Bind and Benefit Successors and Assigns. All of the covenants, stipulations, promises, undertakings and agreements herein contained by or on behalf of the Mortgagor shall bind its successors and assigns, whether so specified or not, and all titles, rights and remedies hereby granted to or conferred upon the Mortgagee shall pass to and inure to the benefit of the successors and assigns of the Mortgagee. The Mortgagor hereby agrees to execute such consents, acknowledgments and other instruments as may be requested by the Mortgagee in connection with the assignment, transfer, mortgage, hypothecation or pledge of the rights or interests of the Mortgagee hereunder or under the Credit Agreements or in and to any of the Mortgaged Property.

Section 6.03. Headings. The descriptive headings of the various articles and sections of this Mortgage were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 6.04. Notices. All demands, notices, reports, approvals, designations or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be properly given if sent by registered or certified mail, postage prepaid, or delivered by hand, or sent by facsimile transmission, receipt confirmed, addressed to the proper party or parties at the following address:

As to the Mortgagor:	Golden Grain Energy, LLC
1822 43rd St. SW
Mason City, IA 50401
Attention: CEO
Telephone No: 641-423-8525
Fax No: 641-421-8457

As to the Mortgagee:	CoBank, ACB (Agent for Mortgagee)
5500 S. Quebec Street
Greenwood Village, CO 80111
Attention: Regional Agribusiness Banking Group
Fax No: 303-740-4002

Either such party may from time to time designate to each other a new address to which demands, notices, reports, approvals, designations or directions may be addressed, and from and after any such designation, the address designated shall be deemed to be the address of such party in lieu of the address given above.

Section 6.05. Severability. The invalidity of any one or more phrases, clauses, sentences, paragraphs or provisions of this Mortgage shall not affect the remaining portions hereof.

Section 6.06. Governing Law. The effect and meaning of this Mortgage, and the rights of all parties hereunder, shall be governed by, and construed according to, the laws of the State of Iowa, except to the extent governed by federal law.

Section 6.07. Indemnification by the Mortgagor of the Mortgagee. Except for the gross negligence or willful misconduct of Mortgagee, the Mortgagor agrees to indemnify and save harmless the Mortgagee against any liability or damages which the Mortgagee may incur or sustain in the exercise and performance of its rightful powers and duties hereunder, including any liability or damages arising from the Mortgagor’s failure to comply with any Environmental Law or the like applicable to the Mortgaged Property. For such indemnity, the Mortgagee shall be secured under this Mortgage in the same manner as the Obligations and all amounts payable under this Section shall be paid to the Mortgagee with interest at the rate specified in Section 3.09. The Mortgagor’s obligations under this Section shall survive the exercise by the Mortgagee of its rights and remedies hereunder, any foreclosure on all or any part of the Mortgaged Property and the cancellation or satisfaction of this Mortgage.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

By execution of this Mortgage, Mortgagor acknowledges it has received a copy of this Mortgage.

[Signatures follow on next page.]

IN WITNESS WHEREOF, GOLDEN GRAIN ENERGY, LLC, as Mortgagor, has caused this Mortgage to be signed in its name by its officer thereunto duly authorized, all as of the day and year first above written.

GOLDEN GRAIN ENERGY, LLC, Mortgagor

By: /s/ Christy Marchand
Printed Name: Christy Marchand
Title: Chief Financial Officer

STATE OF	IOWA	)
)
COUNTY OF	CERRO GORDO	)

This instrument was acknowledged before me on this    22    day of                                    , 2010, by    Christine A. Marchand                (name of person) as           Chief Financial Officer                                    (type of authority, e.g., officer, trustee, etc.) of Golden Grain Energy, LLC.

(SEAL)		/s/ Stephanie Corson
Notary Public
Notarial Seal	STEPHANIE CORSON	Printed Name:	/s/ Stephanie Corson
	COMMISSION NUMBER 739065	Personal Banker
Iowa	My Comm. Ex. 2/10/12 .

Personal Banker
Title (and Rank)

My commission expires: 2/10/12

EXHIBIT A — REAL PROPERTY

1.             Legal descriptions of real property in which the Mortgagor has a fee estate:

Tract 1

Lot One (1) of Golden Grain Energy First Subdivision, an Official Plat, now included in and forming a part of Cerro Gordo County, Iowa;

EXCEPT:

That part of Lot 1, Golden Grain Energy First Subdivision, City of Mason City, Cerro Gordo County, Iowa, described as follows:  Commencing at the Southeast Corner of Lot 2 in said Golden Grain Energy First Subdivision; thence N 89° 50’06” W, 100.00 feet (recorded as N 89°50’06” W, 100.00 feet) along the Southerly line of said Lot 2 to the Southwest Corner of said Lot 2, said point also being the Point of Beginning; thence N 89°50’06” W, 50.00 feet (recorded as N 89°50’06” W) along the Southerly line of said Lot 1; thence N 00°06’28” W, 150 feet along a line parallel with the Easterly line of said Lot 1; thence N 89°50’06” W, 100 feet along a line parallel with said Southerly line; thence N 00°06’28” W, 250.00 feet along a line parallel with said Easterly line; thence S 89°50’06” E, 250.00 feet along a line parallel with said Southerly line to a point on said Easterly line; thence S 00°06’28” E, 250.00 feet (recorded S 00°06’28” E) along said Easterly line to the Northeast Corner of said Lot 2; thence N 89°50’06” W, 100.00 feet (recorded as S 89°50’06” E, 100.00 feet) along the Northerly line of said Lot 2 to the Northwest Corner of said Lot 2; thence S 00°06’28” E, 150.00 feet (recorded as N 00°06’28” W, 150.00 feet) along the Westerly line of said Lot 2 to the Point of Beginning; containing 1.61 acres subject any easements of record.

Tract 2 (Parcel “C”)

That part of the North Half (N1/2) of Section Twenty (20), Township Ninety-six (96) North, Range Twenty (20) West of the 5th P.M., Cerro Gordo County, Iowa, described as follows:

Commencing at the Southwest corner of the Northeast Quarter (NE¼) said Section 20; thence North 89 degrees 47 minutes 35 seconds West (assumed bearing) along the South line of the Northwest Quarter (NW¼) of said Section 20 a distance of 65.91 feet to the Easterly railroad right-of-way line; thence North 00 degrees 16 minutes 08 seconds East along said Easterly right-of-way line 229.00 feet to the point of beginning; thence continuing North 00 degrees 16 minutes 08 seconds East along said Easterly right-of-way line 450.00 feet; thence South 89 degrees 47 minutes 35 seconds East 66.12 feet to the East line of the Northwest Quarter (NW¼) of said Section 20, thence South 89 degrees 45 minutes 24 seconds East 833.88 feet; thence South 00 degrees 16 minutes 08 seconds West 450.00 feet to a point 229.00 feet North of the South line of the Northeast Quarter (NE¼ ) of said Section 20; thence North 89 degrees 45 minutes 24 seconds West parallel with said South line 834.02 feet to the East line of the Northwest Quarter (NW¼) of said Section 20; thence North 89 degrees 47 minutes 35 seconds West parallel with the South line of the Northwest Quarter (NW¼) of said Section 20 a distance of 65.98 feet to the point of beginning.

Tract 3 (Parcel “C”)

That part of the Northwest Quarter (NW¼) of Section Twenty-nine (29), Township Ninety-six (96) North, Range Twenty (20) West of the 5th P.M., Cerro Gordo- County, Iowa, described as follows: Commencing at the North Quarter (NE¼) corner of said Section 29; thence North 89 degrees 57 minutes 54 seconds West (assumed bearing) along the North line of the Northwest Quarter (NW¼) of said Section 29 a distance of 37.38 feet to the point of beginning; thence South 06 degrees 45 minutes 09 seconds West 258.77 feet to the Easterly railroad right-of-way line; thence North 00 degrees 19 minutes 05 seconds East along said Easterly right-of-way line 257.00 feet to the North line of said Northwest Quarter (NW¼); thence South 89 degrees 57 minutes 54 seconds East along said North line 29.00 feet to the point of beginning.

Tract 4 (Parcel “D”)

That part of the Northwest Quarter (NW¼) and that part of the Northeast Quarter (NE¼), all in Section Twenty (20), Township Ninety-six (96) North, Range Twenty (20) West of the 5th P.M., City of Mason City, Cerro Gordo County, Iowa; described as follows: Beginning at the northeast corner of said Northeast Quarter (NE ¼); thence S 00°25’34” E, 490.00 feet along the easterly line of said Northeast Quarter (NE¼); thence S 89°38’36” W, 1329.62 feet along a line parallel with the northerly line of said Northeast Quarter (NE¼); thence S 00°08’16” E, 580.00 feet along a line parallel with the westerly line of said Northeast Quarter (NE¼); thence S 89°3 8’3 6” W, 450.00 feet along a line parallel with said northerly line; thence S 00°08’ 16” E, 899.06 feet along a line parallel with said westerly line to the northeast corner of Parcel C as shown and described in plat of survey of record filed September 2, 2003 in Document No. 2003-11652 in the Office of the Cerro Gordo County Recorder; thence S 89°48’28” W, 833.85 feet (recorded as S 89°45’24” E, 833.88 feet) along the northerly line of said Parcel C to a point on the westerly line of said Northeast Quarter (NE¼); thence S 89°48’28” W, 65.97 feet (recorded as S 89°47’35” E, 66.12 feet) along the northerly line of said Parcel C to the northwest corner of said Parcel C, said point also being on the easterly right of way line of the Union Pacific Railroad; thence N 00°08’ 39” W, 212.45 feet (recorded as N 00 ° 16’ 08” E) along said easterly right of way line to the beginning of a 1859.88 foot radius, non tangent curve, easterly; thence northerly 1403.84 feet along said easterly right of way line and along said curve having a chord bearing N 21°31’39” E, 1370.75 feet; thence N 43°08’57” E, 664.61 feet along said easterly right of way line to a point on said northerly line; thence N 89°38’36” E, 1715.25 feet along said northerly line to the point of beginning.

Tract 5 (Parcel “A”)

That part of the Southeast Quarter of Section 17, Township 96 North, Range 20 West of the 5th P.M. Mason City, Cerro Gordo County, Iowa, described as follows:

Commencing at the south quarter comer of said Section 17; Thence South 89 degrees 56 minutes 18 seconds East (assumed bearing) along the south line of the Southeast Quarter of said Section 17 a distance of 895.45 feet to the easterly line of railroad and the point of beginning; Thence North 43 degrees 34 minutes 03 seconds East along said easterly line 916.86 feet to the north line of Parcel recorded in Book 130, page 399; Thence South 89 degrees 55 minutes 17 seconds East along said north line 151.68 feet; Thence South 47 degrees 13 minutes 08 seconds West 162.55 feet; Thence South 39 degrees 24 minutes 14 seconds West 399.93 feet; Thence South 49 degrees 53 minutes 06 seconds West 379.96 feet to the South line of said Southeast Quarter; Thence North 89 degrees 56 minutes 18 seconds West along said south line 119.84 feet to the point of beginning.

Tract 6 (Parcel “D”)

That part of the Northwest Quarter of Section 29, Township 96 North, Range 20 West of the 5th P.M., Cerro Gordo County, Iowa, described as follows:

Commencing at the north quarter comer of said Section 29; Thence North 89 degrees 57 minutes 54 seconds West (assumed bearing) along the north line of said Northwest Quarter a distance of 66.38 feet to the east line of railroad and also being the west line of Parcel C recorded as Document No. 2003-15449; Thence South 00 degrees 19 minutes 05 second West along said east line 257.00 feet to the south comer of said Parcel C and also the point of beginning; Thence South 02 degrees 26 minutes 35 seconds East 594.31 feet; Thence South 02 degrees 58 minutes 56 seconds West 422.46 feet; Thence North 89 degrees 40 minutes 55 seconds West 9.00 feet to the east line of railroad; Thence North 00 degrees 19 minutes 05 seconds East along said east line 1015.62 feet to the point of beginning.

Note:                                                                   Parcel designations are for convenience of reference only and do not constitute an integral part of the legal description.

2.             Legal descriptions of real property in which the Mortgagor has a leasehold estate:

None.

EXHIBIT B — OBLIGATIONS

The “Obligations” as described in the Definitions section above include without limitation the following promissory note(s):

Promissory Note No.	Date	Principal Amount
RI0910S01	July 21, 2010	$5,000,000.00
RI0910T01	July 21, 2010	$25,000,000.00
RI0910T02	July 21, 2010	$5,000,000.00